UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 16, 2006

FORMFACTOR, INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-50307		13-3711155
(Commission		(IRS Employer
File Number)		Identification No.)

	7005 Southfront Road, Livermore, CA	94551
	(Address of principal executive offices)	(Zip Code)

(925) 290-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                  Entry into a Material Definitive Agreement.

On August 16, 2006, FormFactor, Inc. entered into an amendment to the Lease Agreement dated October 5, 2004 with its landlord, Greenville Holding Company, LLC, under which FormFactor agreed to lease the remaining 37,439 square feet in the 49,742 square foot building located at 7545 Longard Road, Livermore, California.  The additional leased premises will be used primarily for manufacturing.  FormFactor leased approximately 131,000 square feet at its campus facility in Livermore, California prior to this lease amendment.

FormFactor and its landlord agreed to extend the term of the 7545 Longard Road building lease to 2021 with two five-year renewal terms at FormFactor’s option.  The base rent for this building will increase by approximately $327,000 per year on the earlier of July 15, 2007 or the date that FormFactor has installed its manufacturing equipment.  For fiscal 2006, base rent expense for FormFactor’s campus facility of 131,000 square feet is expected to be approximately $2,230,000.

FormFactor and its landlord intend to construct improvements at the building to prepare the additional leased premises for its intended uses.  The landlord has provided a tenant improvement allowance for a portion of the construction costs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2006	FORMFACTOR, INC.

	By:	/s/ STUART LOWELL MERKADEAU
Stuart Lowell Merkadeau
Senior Vice President,
General Counsel and Secretary